Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SANMINA-SCI CORPORATION

(Approved by the Board of Directors on December 1, 2008)

ARTICLE I

OFFICES

Section 1.                                            Registered Office.  The address of the registered office of Sanmina-SCI Corporation (the “Corporation”) in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.  The name of the Corporation’s registered agent at such address is The Corporation Service Company.

Section 2.                                            Other Offices.  The Corporation’s Board of Directors may at any time establish other offices at any other place or places within or without the State of Delaware.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                                            Annual Meetings.  The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws, shall be held at such place, either within or without the State of Delaware, on such date and at such hour as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board”) and designated in the notice or waiver of notice thereof.

Section 2.                                            Special Meetings.  A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the President or the Secretary of the Corporation (or by a stockholder or other person pursuant to Article III, Section 3(f) of these bylaws but only if there are no directors in office) to be held at such place, within or without the State of Delaware, on such date and at such hour as shall be designated in the notice or waiver or notice thereof.

If a special meeting is called in accordance with the preceding paragraph of this Article II, Section 2 by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President or the Secretary of the Corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 3 and 4 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of the request.  Nothing contained in this paragraph of this Section 2 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 3.                                            Notice of Meetings.  All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with this Section 3 or in accordance with Section 1 of Article XIII of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, unless the special meeting is called by the Board, the person calling the meeting.  Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation or, if electronically transmitted, as provided in Section 1 of Article XIII of these bylaws.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4.                                            Advance Notice Procedures.

(a)                                  Advance Notice of Stockholder Business.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought:  (A) by or at the direction of the Board, (B) pursuant to the Corporation’s proxy materials with respect to such meeting, or (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 4(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law.  For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) before an annual meeting of stockholders.

(i)                                     To comply with clause (C) of Section 4(a), a stockholder’s notice must set forth all information required under Section 4(a) and must be timely received by the secretary of the Corporation.  To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting (the “Mailing Anniversary”); provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 4(a)(i). For purposes of this Section 4, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Notwithstanding anything in the second sentence of the preceding paragraph of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board is increased and no Public Announcement naming all of the nominees for director or specifying the size of the increased Board is made by the Corporation at least 55 days prior to the Mailing Anniversary, the Stockholder Notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(ii)                                  To be in proper written form, a stockholder’s notice to the secretary shall set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or any Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Business Solicitation Statement”).  In addition, to be in proper written form, a stockholder’s notice to the secretary shall be supplemented not later than 10 days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date.  For purposes of this Section 4, a “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner on whose behalf the stockholder is proposing such business or, for purposes of Sections 4(b) and 4(d), proposing a director nomination and (ii) any person controlling, directly or indirectly, or acting in concert with, such stockholder or beneficial owner.

(iii)                               Without exception, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4(a) and, if applicable, Section 4(b).  In addition, business may not be brought before the meeting if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 4(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

(b)                                 Advance Notice of Director Nominations.

Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 4(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the Corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section  4(b).  In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

(i)                                     To comply with clause (B) of Section 4(b), a nomination to be made by a stockholder must set forth all information required under this Section 4(b) and must be received by the secretary of the Corporation at the principal executive offices of the Corporation at the time and in accordance with the final three sentences of Section 4(a)(i) above.

(ii)                                  To be in proper written form, such stockholder’s notice shall set forth:

(1)                                  as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are beneficially owned by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and

(G) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the Corporation’s Corporate Governance Guidelines; and

(2)                                  as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses 2 through 5 of Section 4(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such statement, a “Nominee Solicitation Statement”).

(iii)                               At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the Corporation such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 4(b).

(iv)                              Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 4(b).  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)                                  Other Requirements and Rights.

In addition to the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.  Nothing in this Section 4 shall be deemed to affect any right of a stockholder to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(d)                                 Business and Director Nominations for Special Meetings.

(i)                                     Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board or the persons authorized by Article II, Section 2 of these Bylaws.

(ii)                                  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the Board or the persons authorized by Article II, Section 2 of these Bylaws.  The notice of such special meeting shall include the purpose for which the meeting is called.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the Corporation that includes the information set forth in Sections 4(b)(ii) and (iii) above.  To be timely, such notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or (ii) by a stockholder in accordance with the notice procedures set forth in this Section  4(d).  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee.

(iii)                               Notwithstanding the foregoing provisions of this Section 4(d), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 4(d).  Nothing in this Section 4(d) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(iv)                              The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

Section 5.                                            Waiver of Notice.  Notice of any annual or special meeting of stockholders need not be given to any stockholder entitled to vote at such meeting who waives notice, either in writing or by electronic transmission, whether before or after the meeting. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened or called.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

Section 6.                                            Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7.                                            Adjournments.  When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.  At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

Section 8.                                            Quorum.  Except as otherwise provided by law or the certificate of incorporation, whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of a majority of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of the stockholders. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 7 of this Article II until a quorum shall be present or represented.

Section 9.                                            Voting.  Except as otherwise provided by law or the certificate of incorporation, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any such matter.

Section 10.                                      Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.  Such proxy shall be filed with the Secretary before such meeting of stockholders, at such time as the Board may require.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 11.                                      Stockholders’ Consent in Lieu of Meeting.

(a)                                  Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)                                 If any stockholder (a “Proposing Stockholder”) seeks to act by written consent, the Proposing Stockholder shall, before soliciting written consent of other stockholders, request that the Board fix a record date to determine those persons eligible to act as stockholders by written consent on the matter proposed.  The request shall contain (i) the name and address of the Proposing Stockholder, (ii) a representation that the Proposing Stockholder is a stockholder of record and (iii) a description of the matter proposed for adoption by written consent.  The request shall be in writing and delivered to or mailed to and received at the principal executive offices of the Corporation.  In the event the Board does not fix a record date within ten days of receipt of said request, the record date shall be set in accordance with Article VII, Section 7 hereof.  Except as otherwise required by statute, the certificate of incorporation or these bylaws, the Board shall have the exclusive authority to set a record date with regard to actions sought or taken under this Section 11.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                                            General Powers.  The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation directed or required to be exercised or done by the stockholders.

Section 2.                                            Number and Term of Office.  The number of directors of the Corporation shall be ten (10), until changed by a resolution duly adopted by the Board.  None of the directors need be stockholders of the Corporation.  Directors shall be elected at the annual meeting of stockholders by the holders of the outstanding shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Corporation entitled to vote thereat, and each director shall hold office until his successor is elected by the holders of the outstanding shares of Common Stock and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.  A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board that the Secretary determines has complied with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 4 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 3.                                            Resignation, Removal and Vacancies.

(a)                                  Any director may resign at any time upon written notice or notice by electronic transmission to the attention of the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt by the Corporation thereof; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(b)                                 Unless otherwise restricted by statute or the certificate or incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

(c)                                  Unless otherwise provided in the certificate of incorporation or these bylaws:

(i)                                     Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director chosen to fill such vacancies and newly created directorships shall hold office as provided in this section in the filling of other vacancies.

(ii)                                  Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and each director chosen to fill such vacancies and newly created directorships shall hold office as provided in this section in the filling of other vacancies.

(d)                                 Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at an election of directors or by written consent of such stockholders pursuant to Section 11 of Article II hereof.

(e)                                  If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

(f)                                    If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

(g)                                 Except as otherwise required by statute, the certificate of incorporation or these bylaws, the shareholders shall have no power to fill vacancies or newly created directorships on the Board.

Section 4.                                            Meetings.

(a)                                  Regular Meetings.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

(b)                                 Other Meetings.  Other meetings of the Board shall be held at such times as the Board or the Chairman of the Board of, subject to the provisions of Article V hereof, the Lead Independent Director, shall from time to time determine.

(c)                                  Notice of Meetings.  The Secretary shall give written notice to each director of each meeting, except for regular meetings, which notice shall state the time and place of such meeting.  Notice of the time and place of such meetings shall be (i) delivered personally by hand, by courier or by telephone, (ii) sent by United States first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) sent by electronic mail directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time or the meeting stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except as provided by law.

(d)                                 Place of Meetings.  The Board may hold its meetings at such place or places, within or without the State of Delaware, as the Board or the Chairman of the Board may from time to time determine, or as shall be designated in the respective notices or waivers or notice thereof.

(e)                                  Quorum, and Manner of Acting.  One-half of the total number of directors then in office (but in no case less than one-half of the total number of directors, and not less than two if the total number of directors is greater than one) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)                                    Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order or precedence:

  (i)                               the Chairman of the Board;

 (ii)                               the President; or

(iii)                               any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 5.                                            Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or committee and such consent is filed with the minutes of the proceedings of the Board.  Written consent of members of the Board or any committee may be evidenced in the records of the Corporation by original or facsimile signatures, and either original or facsimile signatures shall constitute prima facie evidence of the written consent of said member.

Section 6.                                            Action by Means of Telephone or Similar Communications Equipment.  Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES

Section 1.                                            Committees of Directors.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaws of the Corporation.

Section 2.                                            Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.                                            Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 4 (Meetings), Section 5 (Directors’ Consent in Lieu of Meeting), and Section 6 (Action by Means of Telephone or Similar Communications Equipment), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

LEAD INDEPENDENT DIRECTOR

The Chairman of the Board, or if the Chairman is not an independent Director, one of the independent Directors, shall be designated by the Board of Directors as lead independent Director to serve until replaced by the Board (“Lead Independent Director”).  The Lead Independent Director shall: (i) serve as the principal contact between the independent Directors and the Chairman of the Board; (ii) assist the Chairman of the Board in establishing the agenda for Board meetings; (iii) provide assistance to Board Committee chairs in exercising their duties and functions (provided that the Lead Independent Director shall not be considered to have assumed any duties of a member of a Board Committee unless he or she is appointed by the Board to serve on such Committee); (iv) have the power to call and preside at all meetings of the Board at which the Chairman is not present, including meetings of the independent Directors; (v) recommend the retention of outside advisors and consultants; (vi)  monitor the quality, quantity and timeliness of information sent to the Board; and (vii) perform such other duties as may be established or delegated by the Board.

ARTICLE VI

OFFICERS

Section 1.                                            Officers.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and may include one or more Presidents of business units, Vice Presidents and Assistant Secretaries, all of whom shall be appointed by the Board. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board (provided that notwithstanding anything to the contrary contained in these Bylaws, neither the Chairman of the Board, the Vice Chairman of the Board nor the Lead Independent Director shall be deemed an officer of the corporation unless so designated by the Board of Directors).  In addition, the Corporation may designate without Board approval such additional officers as it determines who shall report directly to an officer appointed by the Board. Any two or more offices may be held by the same person.

Section 2.                                            Term of Office, Resignation and Removal.   Except as provided in Section 3 below, all officers appointed by the Board shall hold office for such term as may be determined by the Board and otherwise until their successors have been elected or appointed and qualified, or their earlier death or resignation or removal in the manner hereinafter provided.

Any officer appointed by the Board may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board.  Except as aforesaid, acceptance of such resignation shall not be necessary to make it effective.

All officers may be removed by the Board at any time, with or without cause.

Section 3.                                            Vacancies.  Any vacancy occurring in any office of the Corporation appointed by the Board pursuant to Section 1 for any reason shall be filled by action of the Board.  Any officer appointed or elected by the Board to fill any vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reelected or reappointed by the Board.

Section 4.                                            Chairman of the Board.  The Chairman of the Board shall have the power to call special meetings of the stockholders, to call special meetings of the Board and to preside at all meetings of the stockholders and all meetings of the Board. He shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.   In the absence of the Chairman of the Board or the Vice Chairman of the Board, if any, the Lead Independent Director shall preside at all meetings of the Board and of the stockholders at which he or she shall be present.

Section 5.                                            Chief Executive Officer. If the Chairman of the Board or Lead Independent Director has not been appointed or is not present, the Chief Executive Officer shall preside at all meetings of the Board and stockholders. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

Section 6.                                            Presidents.  The President of the Corporation shall be the Chief Executive Officer of the Corporation in the event that there is not another person designated as the Chief Executive Officer and shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the supervision and control of the Board. The President of the Corporation shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Persons appointed as Presidents of business units of the Corporation, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive and President of the Corporation and perform such other duties as the Board or the President shall prescribe.

Section 7.                                            Vice Presidents.  Vice Presidents who are appointed by the Board shall generally assist the Chief Executive Officer and President of the Corporation and perform such other duties as the Board, the Chief Executive Officer or the President shall prescribe and, in the absence, inability or refusal to act of the Chairman of the Board, Chief Executive Officer and President of the Corporation, perform the duties and exercise the powers of the President of the Corporation.

Section 8.                                            Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board, Chief Executive Officer and President of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Vice President and Controller, Treasurer or any Assistant Treasurer or Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer.

Section 9.                                            Treasurer.  The Treasurer shall perform all the duties usually appertaining to the office of treasurer of a corporation, shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board and the Chairman of the Board shall, from time to time, direct, authorize or approve.  He shall disburse the funds of the Corporation under the direction of the Board and the Chairman of the Board.  He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board shall require.

Section 10.                                      Assistant Treasurers.  Assistant Treasurers, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

Section 11.                                      Secretary.  The Secretary shall attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committees when required.  He shall give or cause to be given notice of all meetings of the stockholders and of the Board and Board committees, and shall perform such other duties as may be prescribed by the Board or the Chairman of the Board, under whose supervision he shall act.  He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer.  He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

Section 12.                                      Assistant Secretaries.  Assistant Secretaries if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 13.                                      Compensation.  The Board, or any committee thereof designated by the Board, shall have the power to fix the compensation of all officers of the Corporation.

ARTICLE VII

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1.                                            Execution of Documents.  The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.                                            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, or any officer of the Corporation to whom power in this respect shall have been given by the Board, shall direct.

Section 3.                                            Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities.  Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VIII

SHARES AND TRANSFER OF SHARES

Section 1.                                            Certificates for Shares.  Shares of the corporation’s stock may be certificated or uncertificated, as provided under Delaware law.  All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or a Vice

Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.  Any or all of the signatures on the certificate may be a facsimile.

Section 2.                                            Stock Ledger.  A stock ledger in one or more counterparts shall be kept, in which shall be recorded the name of each person, firm or corporation owning the shares evidenced by each certificate for stock of the Corporation issued, the number of shares of stock evidenced by each such certificate, the data thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3.                                            Transfer of Stock.

(a)                                  The transfer of shares of stock and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

(b)                                 Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

Section 4.                                            Addresses of Stockholders.  Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

Section 5.                                            Lost, Destroyed and Mutilated Certificates.  A holder of any shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock.  The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.                                            Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

Section 7.                                            Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 calendar days before the date of such meeting, nor more than 60 calendar days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.  Except as otherwise provided by statute, the certificate of incorporation or these bylaws, the Board shall have the exclusive right to set a record date.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law) the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the Board within the 10-day period prescribed by Article II, Section 11 hereof, and no prior action by the Board is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 11 hereof.  If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of the business day on which the Board adopts a resolution taking such prior action.

ARTICLE IX

SEAL

The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “CORPORATE SEAL 1989 DELAWARE”.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall end on the last Saturday of September in each year, unless changed by resolution of the Board.

ARTICLE XI

AMENDMENTS

Any bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at an election of directors or by written consent of such holders of Common Stock of the Corporation pursuant to Section 11 of Article II hereof or by vote of the Board or by written consent of the directors pursuant to Section 5 of Article III hereof.

ARTICLE XII

INDEMNITY

Section 1.                                            Indemnification of Directors and Officers.  The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Section 1 of Article XI, a “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 2.                                            Indemnification of Others.  The Corporation shall, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Section 2 of Article XI, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 3.                                            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

Section 4.                                            Nature of Rights. The right to indemnification conferred in this Article XII: (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise; (ii) shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; and (iii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.  Any amendment, modification, alteration or repeal of this Article that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his successors to indemnification shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

ARTICLE XIII

NOTICE BY ELECTRONIC TRANSMISSION

Section 1.                                            Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the General Corporation Law of Delaware, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(a)                                  the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b)                                 such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.  However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)                                     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)                                  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)                               if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)                              if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.                                            Definition of Electronic Transmission.  An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 3.                                            Inapplicability.  Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the General Corporation Law of Delaware.

SANMINA-SCI CORPORATION

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he is the duly elected, qualified, and acting Corporate Secretary of Sanmina-SCI Corporation, a Delaware corporation and that the foregoing bylaws were amended and restated on December 1, 2008 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 4th day of December, 2008.

/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President,
General Counsel and Corporate Secretary